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                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
Pioneer Mid-Cap Fund

As independent public accountants, we hereby consent to the use of our report on Pioneer Mid-Cap Fund (to be renamed Pioneer Mid-Cap Growth Fund) dated
November 3, 2000 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 30 and Amendment No. 30 to Registration Statement File Nos. 2-79140 and 811-07525, respectively.



                                        /s/ Arthur Andersen LLP
Boston, Massachusetts
June 8, 2001